EXHIBIT 99.02

CCOM Group, Inc. Reports Updated 2012 Fourth Quarter and Full Year Financial Results
Also Includes Unaudited Consolidated Statements of Income for the Fourth Quarter Ended December 31, 2012

HAWTHORNE, New Jersey (April 1, 2013) – CCOM Group, Inc. (the “Company”) (OTCQB: “CCOM,” “CCOMP”) today announced its financial results for the fourth quarter and year ended December 31, 2012. This press release is essentially identical to the press release issued on March 29, 2013, except that, besides including consolidated statements of income for the year ended December 31, 2012, this press release also includes unaudited consolidated statements of income for the fourth quarter ended December 31, 2012.

Results for the fourth quarter of 2012 compared to results for the fourth quarter of 2011:

•	Sales increased 8.6% to $24,923,292 from $22,939,776

•	Gross profit increased 5.8% to $6,132,685 from $5,796,027

•	Selling, general and administrative expenses increased 4.2% to $5,236,816 from $5,026,787

•	Operating income increased 16.5% to $895,869 from $769,240

•	Net income increased 53.3% to $920,612 from $600,526

•	Earnings per share on a fully diluted basis increased to $0.10 from $0.06 per share

Results for the year ended December 31, 2012 compared to results for the year ended December 31, 2011:

•	Sales increased 8.2% to $86,110,638 from $79,563,932

•	Gross profit increased 2.9% to $21,603,483 from $20,990,944

•	Selling, general and administrative expenses increased 2.3% to $20,684,458 from $20,228,933

•	Operating income increased 20.6% to $919,025 from $762,011

•	Net income increased 175.6% to $645,859 from $234,344

•	Earnings per share on a fully diluted basis increased to $0.07 from $0.03 per share

The Company recognized a $16,000 net tax benefit in the fourth quarter of 2012 and for the year ended December 31, 2012 primarily due to a partial release of the valuation allowance against the Company’s deferred tax asset.

Michael Goldman, Chief Executive Officer of the Company, said, “The Company experienced a significant improvement in the fourth quarter of 2012. The improvement resulted from several factors, including sales of new product offerings, increased sales from a stronger inventory position, improved market penetration and the effects of Hurricane Sandy. In 2012 the Company also leveraged more favorable terms from its lenders and expanded its use of vendor discount and rebate programs.

“As previously announced, our distribution agreement for Speed Queen washer-dryers accounted for more than 10% of our revenues in 2012 and will terminate in June of this year. Nevertheless, we believe that the Company is in a position to capitalize on improvements in the economy, additional sales from the after-effects of Hurricane Sandy, and the recent introduction of generators and generator accessories into our product line.”

About CCOM Group, Inc.

CCOM distributes heating, ventilating and air conditioning, (“HVAC”), equipment, parts and accessories, climate control systems, customized control panels, and plumbing and electrical supplies and equipment to professional contractors in the states of New York, New Jersey, Massachusetts, Connecticut and eastern Pennsylvania through its subsidiaries; Universal Supply Group, Inc., www.usginc.com, The RAL Supply Group, Inc., www.ralsupply.com, American/Universal Supply Division, www.ausupplyinc.com, and S&A Supply, Inc., www.sasupplyinc.com. The Company also distributes home appliances to dealer groups and appliance stores through its Goldman Universal division. The Company is headquartered in New Jersey, and, with its affiliates, operates out of 18 locations in its geographic trading area. For more information on CCOM’s operations, products and/or services, please visit www.ccomgrp.com.

Safe Harbor Statement

The foregoing press release may contain statements concerning CCOM’s financial performance, markets and business operations that may be considered "forward-looking" under applicable securities laws. CCOM cautions readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from any results that are projected in the forward-looking statements include the following: continued acceptance of the company's products in the marketplace, competitive factors, dependence upon third-party vendors, and other risks detailed in the company's periodic report filings with the Securities and Exchange Commission. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in CCOM's periodic reports and registration statements filed with the Securities and Exchange Commission. CCOM undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.

For further information, please contact Michael Goldman, Chief Executive Officer, or William Salek, Chief Financial Officer, at (973) 427-8224.

(Financial Highlights Follow)

CCOM GROUP, INC. (FORMERLY COLONIAL COMMERCIAL CORP.) AND SUBSIDIARIES
Consolidated Balance Sheets

	December 31,	December 31,
	2012	2011
		As Restated*
Assets
Current assets:
Cash	$297,128	$271,697
Accounts receivable, net of allowance for doubtful accounts of $429,186 and $652,449, respectively	11,131,317	10,057,598
Inventory	12,029,400	12,035,597
Prepaid expenses and other current assets	1,372,390	1,413,531
Total current assets	24,830,235	23,778,423
Property and equipment	1,036,710	949,912
Goodwill	1,416,929	1,416,929
Other assets - noncurrent	270,265	428,532
Deferred income tax asset - noncurrent	100,000	-
	$27,654,139	$26,573,796
Liabilities and Stockholders' Equity
Current liabilities:
Borrowings under credit facility - revolving credit	$12,297,180	$11,991,407
Notes payable, current portion; includes related party notes of $607,999 and $32,009, respectively	745,500	384,630
Trade payables	5,242,044	5,681,928
Accrued liabilities	1,630,792	1,476,776
Income taxes payable	-	586
Total current liabilities	19,915,516	19,535,327
Convertible notes payable-related party	200,000	200,000
Notes payable, non-current portion; includes related party notes of $1,440,015 and $798,014, respectively	1,947,813	1,977,518
Deferred income tax liability - noncurrent	496,000	412,000
Total liabilities	22,559,329	22,124,845
Commitments and contingencies
Stockholders' equity:
Redeemable convertible preferred stock, $.05 par value, 2,500,000 shares authorized, 293,057 shares issued and outstanding, liquidation preference of $1,465,285	14,653	14,653
Common stock, $.05 par value, 20,000,000 shares authorized, 9,154,953 shares issued and outstanding	457,747	457,747
Additional paid-in capital	12,659,782	12,659,782
Accumulated deficit	(8,037,372)	(8,683,231)
Total stockholders' equity	5,094,810	4,448,951
	$27,654,139	$26,573,796

*See note on Consolidated Statement of Stockholders’ Equity

CCOM GROUP, INC. (FORMERLY COLONIAL COMMERCIAL CORP.) AND SUBSIDIARIES
Consolidated Statements of Income

	(Unaudited) For the Three Months Ended December 31,		For the Years Ended December 31,
	2012	2011	2012	2011
Sales	$24,923,292	$22,939,776	$86,110,638	$79,563,932
Cost of sales	18,790,607	17,143,749	64,507,155	58,572,988
Gross profit	6,132,685	5,796,027	21,603,483	20,990,944

Selling, general and administrative expenses, net	5,236,816	5,026,787	20,684,458	20,228,933
Operating income	895,869	769,240	919,025	762,011

Other income	40,500	66,023	201,788	264,397
Gain on early extinguishment of debt	116,164	-	116,164	-
Interest expense, net; includes related party interest of $81,726 and $63,729, respectively	(147,921)	(234,737)	(607,118)	(792,064)
Income before income tax benefit	$904,612	$600,526	$629,859	$234,344

Income tax benefit	16,000	-	16,000	-
Net income	$920,612	$600,526	$645,859	$234,344

Income per common share:
Basic	$0.10	$0.07	$0.07	$0.03
Diluted	$0.10	$0.06	$0.07	$0.03

Weighted average shares outstanding:
Basic	9,154,953	9,154,953	9,154,953	8,425,090
Diluted	9,448,010	9,448,010	9,448,010	8,718,148

CCOM GROUP, INC. (FORMERLY COLONIAL COMMERCIAL CORP.) AND SUBSIDIARIES
Consolidated Statements of Stockholders' Equity
For the Years Ended December 31, 2012 and 2011

	Number of shares
	Redeemable Convertible Preferred Stock	Common Stock	Redeemable Convertible Preferred Stock	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders' Equity
						Restated*	Restated*
Balance at December 31, 2010	293,057	4,654,953	$14,653	$232,747	$10,634,782	$(8,917,575)	$1,964,607

Issuance of Common Stock for cash	-	4,500,000	-	225,000	2,025,000	-	2,250,000
Net Income	-	-	-	-	-	234,344	234,344
Balance at December 31, 2011	293,057	9,154,953	$14,653	$457,747	$12,659,782	$(8,683,231)	$4,448,951

Net Income	-	-	-	-	-	645,859	645,859
Balance at December 31, 2012	293,057	9,154,953	$14,653	$457,747	$12,659,782	$(8,037,372)	$5,094,810

*During the fourth quarter of 2012, the Company determined that the deferred tax liability balance and the accumulated deficit balance were understated by $412,000 at December 31, 2010. The Company is restating its accumulated deficit at December 31, 2010, to properly reflect a deferred tax liability of $412,000 arising from the cumulative amortization of goodwill for tax purposes which was incorrectly used to reduce the valuation allowance against the deferred tax assets which were not more likely than not expected to be realized. This retroactive adjustment results in increasing the accumulated deficit at December 31, 2010 and increasing total liabilities by $412,000. The impact of the annual amortization for tax purposes on the 2011 balance sheet, statement of income and cash flows was not material.

CCOM GROUP, INC. (FORMERLY COLONIAL COMMERCIAL CORP.) AND SUBSIDIARIES
Consolidated Statements of Cash Flows

	For The Years Ended December 31,
	2012	2011
Cash flows from operating activities:
Net income	$645,859	$234,344
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax benefit	(16,000)	-
Provision for doubtful accounts	414,412	318,325
Depreciation and amortization	359,235	369,004
Net gain on sale of property and equipment	(3,113)	(629)
Changes in operating assets and liabilities
Accounts receivable	(1,488,131)	(743,094)
Inventory	6,197	(1,254,528)
Prepaid expenses and other current assets	41,141	(301,906)
Other assets – noncurrent	158,267	(255,619)
Trade payables	(439,884)	(831,578)
Accrued liabilities	154,016	(197,627)
Income taxes payable	(586)	(1,774)
Net cash used in operating activities	(168,587)	(2,665,082)

Cash flows from investing activities:
Additions to property and equipment	(165,550)	(67,068)
Proceeds from disposal of property and equipment	4,600	8,383
Net cash used in investing activities	(160,950)	(58,685)

Cash flows from financing activities:
Repayments of notes payable; includes related party repayments of $1,232,009 and $482,009, respectively	(1,650,805)	(1,001,098)
Issuance of notes payable, related party	1,700,000	450,000
Proceeds from issuance of common stock	-	2,250,000
Borrowings under credit facility - revolving credit, net	305,773	1,221,172
Net cash provided by financing activities	354,968	2,920,074
Increase in cash	25,431	196,307
Cash - beginning of year	271,697	75,390
Cash - end of year	$297,128	$271,697